UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2006

CLARK, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-31256	52-2103926
(State or other jurisdiction of incorporation)	(Commission file number)	( I.R.S. employer identification no.)
102 South Wynstone Park Drive North Barrington, Illinois		60010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 304-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On January 18, 2006, Clark, Inc. (the “Company”) appointed Robert E. Long, Jr., to its Board of Directors. Mr. Long fills a recently created Class II Board seat.  Mr. Long will be eligible for re-election as a Class II director at the Company’s 2006 Annual Meeting of Stockholders.

The Board of Directors does not plan to appoint Mr. Long to serve on any committees of the Board of Directors.

Mr. Long, 50, previously served on the Board of Directors from January 2003 until April 2005. Mr. Long was a founder and partner of Long Miller & Associates in Greensboro, North Carolina prior to its acquisition by the Company in 2002 and currently is associated with Granville Capital, Inc., a Greensboro, North Carolina investment firm. Mr. Long has over twenty years of experience in the corporate-owned and bank-owned life insurance market. He is a graduate of North Carolina State and holds a B.A. in Economics and a B.A. in Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARK, INC.

Date: January 24, 2006	By: /s/ Jeffrey W. Lemajeur
Jeffrey W. Lemajeur
Chief Financial Officer